UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

Arcadia Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane Suite 2000
Dallas, Texas		75225
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 974-8921

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2026 Omnibus Equity Incentive Plan

As further described in Item 5.07 below, the stockholders of Arcadia Biosciences, Inc. (the “Company”) approved the Company’s 2026 Omnibus Equity Incentive Plan (the “2026 Plan”) at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) held on September 10, 2026. The 2026 Plan was previously approved by the Company’s Board of Directors (the “Board”). The 2026 Plan, which became effective upon the stockholders’ approval at the Annual Meeting, is the successor to the Company’s 2015 Omnibus Equity Incentive Plan (the “2015 Plan”), which expired and terminated in 2025. The 2015 Plan will continue to govern awards previously granted under it.

A description of the 2026 Plan is included in Proposal 3 of the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 10, 2026 (the “Proxy Statement”), which summary is incorporated in its entirety herein by reference. The descriptions of the 2026 Plan contained herein and in the Proxy Statement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the 2026 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on September 10, 2026, stockholders holding and entitled to vote 1,259,315 shares of common stock of the Company, or approximately 52.3% of the total outstanding shares of common stock on the record date for the Annual Meeting, were present in person or by proxy. At the Annual Meeting, the stockholders voted on the following proposals, each of which is described in detail in the Proxy Statement.

The final results for each of the matters considered at the Annual Meeting were as follows:

PROPOSAL I: Election of Directors

The director nominee was elected to serve as a Class II director until the Company’s annual meeting of stockholders in 2029, or until his successor is duly elected and qualified, or his earlier resignation, death, or removal. Due to plurality election, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable. The results of the election were as follows:

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Gregory D. Waller	377,954	105,236	776,125

PROPOSAL II: Vote on Issuance of Shares

The Company’s stockholders approved the potential issuance of the Company’s common stock upon exercise of the Series A-1 Preferred Investment Options that were issued in the Company’s private placement transaction that closed on June 12, 2026, by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
410,749	70,314	2,127	776,125

PROPOSAL III: Vote on 2026 Omnibus Equity Incentive Plan

The Company’s stockholders approved the new 2026 Omnibus Equity Incentive Plan, by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
326,188	149,113	7,889	776,125

PROPOSAL IV: Reverse Stock Split

The Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock, if the Board in its discretion determines to effect a reverse stock split at any time before June 30, 2027, at a reverse stock split ratio ranging from 1-for-2 to 1-for-10, as determined by the Board at a later date, by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,120,937	138,084	294	0

PROPOSAL V: Advisory Vote on Executive Compensation

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
331,298	149,447	2,445	776,125

PROPOSAL VI: Ratification of Selection of Independent Registered Public Accountants

The appointment of Ramirez Jimenez International CPAs as the Company’s independent registered public accountants for the year ending December 31, 2026, was ratified by the affirmative votes of the stockholders. There were no broker non-votes on this proposal. The results of the ratification were as follows:

FOR	AGAINST	ABSTAIN
1,235,444	19,532	4,339

PROPOSAL VII: Proposal to Adjourn the Meeting

The Company’s stockholders approved a proposal to adjourn the Annual Meeting by the Chairperson of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are not sufficient votes in favor of Proposal 2 or Proposal 4, by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,127,238	129,363	2,712	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Arcadia Biosciences, Inc. 2026 Omnibus Equity Incentive Plan
10.2*	Form of Option Agreement
10.3*	Form of Non-Employee Director Option Agreement
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

* Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date:	September 15, 2026	By:	/s/ THOMAS J. SCHAEFER
Thomas J. Schaefer, Chief Executive Officer